INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-95705 of Applebee's International, Inc. on Form S-8 of our report dated March 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 29, 2002.

We consent to the incorporation by reference in Registration Statement No. 333-01969 of Applebee's International, Inc. on Form S-8 of our report dated March 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 29, 2002.

We consent to the incorporation by reference in Registration Statement No. 333-17823 of Applebee's International, Inc. on Form S-8 of our report dated March 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 29, 2002.

We consent to the incorporation by reference in Registration Statement No. 333-17825 of Applebee's International, Inc. on Form S-8 of our report dated March 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 29, 2002.

We consent to the incorporation by reference in Registration Statement No. 333-70656 of Applebee's International, Inc. on Form S-8 of our report dated March 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 29, 2002.

We consent to the incorporation by reference in Registration Statement No. 333-87890 of Applebee's International, Inc. on Form S-8 of our report dated March 5, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 29, 2002.



Kansas City, Missouri
March 13, 2003